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                                                                 EXHIBIT (10)(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 23 to Form N-4 (File No. 33-43654) for ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By:     /s/ MARY E. THORNTON

                                            ------------------------------------

                                                      Mary E. Thornton



Washington, D.C.
April 23, 2004


                                       C-15